AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2000
                                           Registration Statement No.  333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                                SAFESCIENCE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
             NEVADA                           2834               33-0231238
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL (I.R.S. EMPLOYER INCORPORATION OR ORGANIZATION) CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)
                                 --------------
                               31 ST. JAMES AVENUE
                           BOSTON, MASSACHUSETTS 02116
                                 (617) 422-0674
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                                 --------------
                                BRADLEY J. CARVER
                             CHIEF EXECUTIVE OFFICER
                                SAFESCIENCE, INC.
                               31 ST. JAMES AVENUE
                           BOSTON, MASSACHUSETTS 02116
                                 (617) 422-0674
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ----------------
                                   COPIES TO:
                               CHERYL REICIN, ESQ.
                             MCDERMOTT, WILL & EMERY
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 547-5400
                                ----------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ] 333-35876
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                 --------------

                         CALCULATION OF REGISTRATION FEE
-------------------------- --------------------- ----------------------- ----------------------- ---------------------
 Title of Each Class of        Amount to Be         Proposed Maximum        Proposed Maximum          Amount of
    Securities to be          Registered (1)       Offering Price per      Aggregate Offering      Registration Fee
       Registered                                        Share                 Price (2)
-------------------------- --------------------- ----------------------- ----------------------- ---------------------
-------------------------- --------------------- ----------------------- ----------------------- ---------------------
Common Stock, $.01 par
value                            401,962                 5.0781                $2,041,204                $539
-------------------------- --------------------- ----------------------- ----------------------- ---------------------

--------

(1) The shares being registered by this registration statement include (i)
401,962 shares of common stock that may be issued by SafeScience under adjustable warrants issued to the purchasers in a private placement transaction and (ii) pursuant to Rule 416 of the Securities Act, an indeterminate number of additional shares that may be issued under the terms of the above mentioned warrants as a result of anti-dilution provisions, stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(c), based upon the average of the high and low sales prices on June 21, 2000, as reported by the Nasdaq SmallCap Market.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The information in the Registration Statement filed by SafeScience, Inc. with the Securities and Exchange Commission (File No. 333-35876) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 28, 2000.

                          SAFESCIENCE, INC.

                          By: /s/ Bradley J. Carver
                              --------------------------------------------------
                                Bradley J. Carver
                                Chief Executive Officer, President and Treasurer



                                POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                        TITLE                            DATE
                  ---------                                        -----                            ----
                                               Chief Executive Officer, President, Treasurer   June 28, 2000
            /s/ Bradley J. Carver              and Director
---------------------------------------------- (Principal Executive Officer)
              Bradley J. Carver

                      *                        Chief Financial Officer and Secretary           June 28, 2000
---------------------------------------------- (Principal Financial Officer and Principal
                John W. Burns                  Accounting Officer)


                      *                        Chairman of the Board of Directors              June 28, 2000
----------------------------------------------
             Brian G. R. Hughes

                      *                        Director                                        June 28, 2000

----------------------------------------------
                David W. Dube


  * By: /s/ Bradley J. Carver
----------------------------------------------
              Bradley J. Carver
              Attorney-in-fact

                                  EXHIBIT INDEX

        The following documents are an exhibit hereto:

5.1 Opinion of McDermott, Will & Emery as to the validity of the securities being offered.

23.1     Consent of McDermott, Will & Emery (included in Exhibit 5.1 hereto).

23.2     Consent of Arthur Andersen LLP.



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